SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

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Commission File Number 000-54387

Massive Dynamics Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-0836120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19925 Stevens Creek Blvd. Suite 100
Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 973-7857

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 16, 2013, Massive Dynamics Inc. (the ”Company” or “MSSD”) entered into an Asset Purchase Agreement with Real-View 3D (“RV3D”), a New York Corporation.  RV3D is an image capture product company that has developed and is committed to design, patent, manufacture and market 3D imaging Z-axis capture products for the consumer computer peripherals market.  MSSD acquired certain 3D imaging technologies from RV3D in return for 15,000,000 restricted shares of the Company’s common stock (the “Asset Acquisition”).

Additionally, pursuant to the Asset Acquisition the Company’s Chief Executive Officer, Oscar Hines, resigned his position effective as of April 25, 2013.  The Company’s Board of Directors appointed Jonathan J Howard as the Company’s new President and Chief Executive Officer.  Mr. Howard was also appointed to the Company’s Board of Directors and has been elected as Chairman of the Board.

On May 7, 2013 the Company issued 15,000,000 shares of its common stock to Jonathan J Howard in order to consummate the Asset Acquisition.  Upon the conclusion of the Asset Acquisition the Company’s largest shareholder, Kylemore Corp., agreed to return 25,000,000 shares of Common Stock to the Company for cancellation.

Upon conclusion of the transactions listed herein the Company had 40,000,000 shares of common stock issued and outstanding.  Jonathan J Howard became the Company’s largest shareholder, owning approximately 37.5% of the Company’s issued and outstanding shares of common stock.

The foregoing description of the principal terms of the Asset Purchase Agreement is a general description only, does not purport to be complete, and is qualified in its entirety as a reference to the terms of the Asset Purchase Agreement attached hereto as Exhibit 10.01, which is incorporated herein by this reference.

ITEM  2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure set forth under Item 1.01 of the Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Share Exchange as described in Item 1.01 above, the Company issued a total of 15,000,000 restricted shares of its common stock to Jonathan J Howard.

ITEM  5.01

CHANGE IN CONTROL

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM  5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS

Effective April 25, 2013, Oscar Hines, Sole Director, CEO and Corporate Secretary of the Company, resigned from all positions held with the Company.  There was no disagreement between the Registrant and Mr. Hines at the time of Mr. Hines’ resignation.

Also on April 25, 2013, Mr. Jonathan J. Howard was named as Director, CEO and Corporate Secretary.  Mr. Howard will serve as director until his successor has been elected at the next annual meeting of the Company’s shareholders or until his earlier resignation, removal, or death.  Mr. Howard has not been appointed to any committees of the Board, as the Board does not presently have any committees.

Mr. Howard has over twenty years experience managing technology products, mostly in consumer electronics and communications. Mr. Howard has vast experience in strategic and tactical product planning and marketing; working for companies such as, Intel, Compaq, AMD, Apple, and Cisco.   While working for the leading Silicon Valley companies he developed advanced product strategies as well as managed day-to-day responsibilities of product management.   He held a top-secret security clearance while serving in the United States Air Force as a communications technician. He is the father of three children.

Mr. Howard does not currently have any employment agreement in place with the Company.

Mr. Howard was not appointed pursuant to any arrangement or understanding between Mr. Howard and any other person.

ITEM 9.01:

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number

Description

10.01

Asset Purchase Agreement, dated April 16, 2013, by and between the Company and Real-View 3D, LLC and Jonathan J Howard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Massive Dynamics Inc.

By:

/s/ Jonathan J Howard

Jonathan J Howard

Chief Executive Officer

Date:  May 8, 2013